Exhibit 99.1

May 2, 2016	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Announces First-quarter 2016 Financial Results

Declares Second-quarter Dividend;
Reaffirms 2016 Financial Guidance

TULSA, Okla. - May 2, 2016 - ONE Gas, Inc. (NYSE: OGS) today announced financial results for its first quarter 2016; declared its quarterly dividend; and reaffirmed its 2016 financial guidance.

Highlights include:

•	First-quarter 2016 net income was $64.7 million, or $1.22 per diluted share, compared with $60.4 million, or $1.13 per diluted share, in the first quarter 2015;

•	Actual heating degree days across the company’s service areas were 4,550 in the first quarter 2016, 14 percent warmer than normal and 18 percent warmer than the same period last year; and

•
The board of directors declared a quarterly dividend of 35 cents per share, or $1.40 per share on an annualized basis, payable on June 1, 2016, to shareholders of record at the close of business on May 16, 2016.

“New rates and warmer weather in our service territories impacted first quarter results,” said Pierce H. Norton II, president and chief executive officer. “Safety, investing in the integrity and reliability of our systems and delivering excellent customer service continue to be priorities for ONE Gas as we execute on our long-term strategic plan.”

FIRST-QUARTER 2016 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $116.1 million in the first quarter 2016, compared with $109.0 million in the first quarter 2015.

Net margin increased by $9.6 million compared with first quarter 2015, which primarily reflects:

•	A $13.8 million increase from new rates in Oklahoma and Texas;

•	A $1.0 million increase attributed to net residential customer growth in Oklahoma and Texas;

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

•	A $2.8 million decrease due to lower sales volumes, net of weather normalization, primarily from warmer weather in the first quarter 2016 compared with the first quarter 2015; and

•	A $1.9 million decrease due primarily to lower transportation volumes from weather-sensitive customers in Kansas and Oklahoma.

First-quarter 2016 operating costs were $121.8 million, compared with $122.4 million in the first quarter 2015, which primarily reflects:

•	A $2.5 million decrease in outside service expenses, fleet and other costs;

•	A $2.4 million decrease from the deferral of separation costs incurred in 2014 that was approved in Oklahoma as a regulatory asset in the recent rate proceeding;

•	A $1.3 million decrease in information technology expenses;

•	A $3.6 million increase in employee-related expenses; and

•	A $2.8 million increase in legal expenses.

First-quarter 2016 depreciation and amortization expense was $34.7 million, compared with $31.6 million in the first quarter 2015, due primarily to an increase in depreciation expense from capital investments placed in service.

Capital expenditures were $75.3 million for the first quarter 2016, compared with $54.9 million in the first quarter 2015.

The company ended the first quarter with $52.7 million of cash and cash equivalents, no short-term borrowings and $1.0 million in letters of credit, leaving $699.0 million of credit available under its $700 million credit facility. The total debt-to-capitalization ratio at March 31, 2016, was 39 percent.

> View earnings tables

Key Statistics: More detailed information is listed on page 11 in the tables.

•	Actual heating degree days in the Oklahoma service area were 1,565 in the first quarter 2016, 12 percent warmer than normal and 18 percent warmer than the same period last year;

•	Actual heating degree days in the Kansas service area were 2,120 in the first quarter 2016, 15 percent warmer than normal and 16 percent warmer than the same period last year;

•	Actual heating degree days in the Texas service area were 865 in the first quarter 2016, 13 percent warmer than normal and 22 percent warmer than the same period last year;

•	Residential natural gas sales volumes were 51.7 billion cubic feet (Bcf) in the first quarter 2016, down 14 percent compared with the same period last year;

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

•	Total natural gas sales volumes were 67.1 Bcf in the first quarter 2016, down 14 percent compared with the same period last year;

•	Natural gas transportation volumes were 59.2 Bcf in the first quarter 2016, down 3 percent compared with the same period last year; and

•	Total natural gas volumes delivered were 126.3 Bcf in the first quarter 2016, down 9 percent compared with the same period last year.

REGULATORY ACTIVITY

Oklahoma

In January 2016, the Oklahoma Corporation Commission approved a joint stipulation and settlement agreement for an increase in Oklahoma Natural Gas’ base rates of $29,995,000. The agreement includes the continuation, with certain modifications, of the Performance Based Rate Change tariff, which was established in 2009.

Kansas

On May 2, 2016, Kansas Gas Service filed a request with the Kansas Corporation Commission (KCC) for an increase in base rates, reflecting system investments and operating costs necessary to maintain the safety and reliability of its natural gas distribution system. Kansas Gas Service’s request, if approved, represents a net base rate increase of $28 million. Kansas Gas Service is already recovering $7.4 million from customers through the Gas System Reliability Surcharge (GSRS), resulting in a total base rate increase of $35.4 million. This request would increase the average residential customer’s natural gas bill by $4.34 per month.

The company’s filing also includes a proposed Cost of Service Adjustment (COSA) mechanism that would reset rates annually, based on a review of the previous year’s financial results. The proposed rate mechanism is intended to reduce the need to file full rate cases, thereby saving costs associated with these traditional rate cases.

In accordance with Kansas law, the KCC has 240 days to consider Kansas Gas Service’s filing.

Texas

In December 2015, Texas Gas Service filed a rate case for its Galveston and South Jefferson County service areas requesting an increase in its revenues of $3.1 million. The filing included a request to consolidate these two service areas into a new Gulf Coast service area. Texas Gas Service filed this rate case directly with the incorporated cities and the Railroad Commission of Texas (RRC) for the unincorporated areas. Texas Gas Service has reached a unanimous settlement agreement with representatives of the incorporated cities and the staff of the RRC on behalf of the unincorporated areas for an increase in revenues of $2.3 million. The

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

agreement is subject to approval by the cities and the RRC. The new rates will become effective upon approval by the cities and the RRC, which is expected to occur in May 2016.

On March 30, 2016, Texas Gas Service filed a rate case requesting an increase in revenues of $12.8 million for its El Paso, Dell City and Permian service areas. The filing included a request to consolidate these three service areas into a new West Texas service area. Texas Gas Service filed this rate case directly with the incorporated cities of the El Paso and Dell City service areas and the RRC for the unincorporated areas. If approved, new rates are expected to be effective in October 2016.

Texas Gas Service expects to file a rate case in its Central Texas jurisdiction, which includes the City of Austin, on or before June 30, 2016. The filing is expected to include a proposal to consolidate the South Texas service area with the Central Texas service area.

2016 FINANCIAL GUIDANCE REAFFIRMED

ONE Gas reaffirmed its 2016 financial guidance, with net income expected to be in the range of $127 million to $137 million, or approximately $2.40 to $2.60 per diluted share.

Capital expenditures are expected to be approximately $305 million in 2016. More than 70 percent of these expenditures are targeted for system integrity and replacement projects.

Rate base in 2016 is expected to average $2.9 billion with 43 percent in Oklahoma, 31 percent in Kansas and 26 percent in Texas.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Tues., May 3, 2016, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 888-428-9498, pass code 7491599, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 7491599.

LINK TO EARNINGS TABLES

http://www.onegas.com/~/media/OGS/Earnings/2016/OGS_2016Q1Earnings-Zzop$10xp$.ashx
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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

ONE Gas, Inc. (NYSE: OGS) is a stand-alone, 100 percent regulated, publicly traded natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation, including the application of market rates by state and local agencies;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels;

•	conservation efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply, transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all our cash needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to purchase and sell assets at attractive prices and on other attractive terms;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	changes in law resulting from new federal or state energy legislation;

•	changes in environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism, including cyber attacks or breaches of technology systems and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards and corporate governance;

•	discovery of material weaknesses in our internal controls;

•	our ability to attract and retain talented management and directors;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

•	declines in the market prices of debt and equity securities and resulting funding requirements for our defined benefit pension plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

ONE Gas, Inc.
STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2016	2015
	(Thousands of dollars, except per share amounts)
Revenues	$508,364	$676,531
Cost of natural gas	235,729	413,553
Net margin	272,635	262,978
Operating expenses
Operations and maintenance	106,131	106,561
Depreciation and amortization	34,684	31,630
General taxes	15,747	15,782
Total operating expenses	156,562	153,973
Operating income	116,073	109,005
Other income	18	813
Other expense	(455)	(454)
Interest expense, net	(10,847)	(11,169)
Income before income taxes	104,789	98,195
Income taxes	(40,046)	(37,814)
Net income	$64,743	$60,381

Earnings per share
Basic	$1.23	$1.15
Diluted	$1.22	$1.13

Average shares (thousands)
Basic	52,519	52,707
Diluted	53,107	53,446
Dividends declared per share of stock	$0.35	$0.30

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

ONE Gas, Inc.
BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2016	2015
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$5,196,788	$5,132,682
Accumulated depreciation and amortization	1,639,054	1,620,771
Net property, plant and equipment	3,557,734	3,511,911
Current assets
Cash and cash equivalents	52,657	2,433
Accounts receivable, net	195,158	216,343
Materials and supplies	29,708	33,325
Income tax receivable	—	38,877
Natural gas in storage	80,553	142,153
Regulatory assets	42,741	32,925
Other current assets	16,794	16,789
Total current assets	417,611	482,845
Goodwill and other assets
Regulatory assets	421,559	435,863
Goodwill	157,953	157,953
Other assets	43,247	46,193
Total goodwill and other assets	622,759	640,009
Total assets	$4,598,104	$4,634,765

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

ONE Gas, Inc.
BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2016	2015
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued 52,598,005 shares and outstanding 52,161,588 shares at March 31, 2016; issued 52,598,005 and outstanding 52,259,224 shares at December 31, 2015	$526	$526
Paid-in capital	1,754,899	1,764,875
Retained earnings	141,180	95,046
Accumulated other comprehensive income (loss)	(4,285)	(4,401)
Treasury stock, at cost: 436,417 shares at March 31, 2016 and 338,781 shares at December 31, 2015	(25,133)	(14,491)
Total equity	1,867,187	1,841,555
Long-term debt, excluding current maturities and net of issuance costs of $9,449 and $9,645, respectively	1,191,854	1,191,660
Total equity and long-term debt	3,059,041	3,033,215
Current liabilities
Current maturities of long-term debt	7	7
Notes payable	—	12,500
Accounts payable	59,887	107,482
Accrued interest	7,654	18,873
Accrued taxes other than income	37,784	37,249
Accrued liabilities	15,000	31,470
Customer deposits	62,423	60,325
Regulatory liabilities	20,089	24,615
Other current liabilities	25,749	11,700
Total current liabilities	228,593	304,221
Deferred credits and other liabilities
Deferred income taxes	967,943	951,785
Employee benefit obligations	268,081	272,309
Other deferred credits	74,446	73,235
Total deferred credits and other liabilities	1,310,470	1,297,329
Commitments and contingencies
Total liabilities and equity	$4,598,104	$4,634,765

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

ONE Gas, Inc.
STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2016	2015
	(Thousands of dollars)
Operating activities
Net income	$64,743	$60,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,684	31,630
Deferred income taxes	16,113	10,460
Share-based compensation expense	4,101	2,484
Provision for doubtful accounts	1,384	896
Changes in assets and liabilities:
Accounts receivable	19,801	17,003
Materials and supplies	3,617	949
Income tax receivable	38,877	38,210
Natural gas in storage	61,600	104,023
Asset removal costs	(14,171)	(8,168)
Accounts payable	(40,060)	(53,777)
Accrued interest	(11,219)	(11,237)
Accrued taxes other than income	535	3,117
Accrued liabilities	(16,470)	(12,371)
Customer deposits	2,098	853
Regulatory assets and liabilities	(593)	63,434
Other assets and liabilities	14,999	(6,797)
Cash provided by operating activities	180,039	241,090
Investing activities
Capital expenditures	(75,261)	(54,914)
Other	392	—
Cash used in investing activities	(74,869)	(54,914)
Financing activities
Repayments of notes payable, net	(12,500)	(42,000)
Repurchase of common stock	(24,066)	—
Issuance of common stock	—	2,156
Dividends paid	(18,380)	(15,773)
Cash used in financing activities	(54,946)	(55,617)
Change in cash and cash equivalents	50,224	130,559
Cash and cash equivalents at beginning of period	2,433	11,943
Cash and cash equivalents at end of period	$52,657	$142,502

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ONE Gas Announces First-quarter 2016 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2016 Financial Guidance

May 2, 2016

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2016	2015
	(Millions of dollars, except as noted)
Financial
Net margin	$272.6	$263.0
Operating costs	$121.8	$122.4
Depreciation and amortization	$34.7	$31.6
Operating income	$116.1	$109.0
Capital expenditures	$75.3	$54.9

Net margin on natural gas sales	$235.7	$223.2
Transportation revenues	$29.8	$31.4
Net margin, excluding other revenues	$265.5	$254.6

Volumes (Bcf)
Natural gas sales
Residential	51.7	60.1
Commercial and industrial	14.5	17.1
Wholesale and public authority	0.9	1.1
Total volumes sold	67.1	78.4
Transportation	59.2	60.8
Total volumes delivered	126.3	139.1

Average number of customers (in thousands)
Residential	1,990	1,980
Commercial and industrial	160	160
Wholesale and public authority	3	3
Transportation	12	12
Total customers	2,165	2,155

Heating Degree Days
Actual degree days	4,550	5,528
Normal degree days	5,271	5,299
Percent colder (warmer) than normal weather	(13.7)%	4.3%

Statistics by State
Oklahoma
Average number of customers (in thousands)	872	867
Actual degree days	1,565	1,911
Normal degree days	1,775	1,803
Percent colder (warmer) than normal weather	(11.8)%	6.0%

Kansas
Average number of customers (in thousands)	643	643
Actual degree days	2,120	2,515
Normal degree days	2,502	2,502
Percent colder (warmer) than normal weather	(15.3)%	0.5%

Texas
Average number of customers (in thousands)	650	645
Actual degree days	865	1,102
Normal degree days	994	994
Percent colder (warmer) than normal weather	(13.0)%	10.9%